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                                                                    EXHIBIT 23.1




             CONSENT OF GRANT THORNTON, LLP, INDEPENDENT ACCOUNTANTS


We have issued our report dated February 11, 2000, accompanying the consolidated financial statements and schedules included in the Annual Report of First Consulting Group, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Consulting Group, Inc. on Forms S-8 (File No. 333-55981, effective June 4, 1998, and File No. 333-69991, effective December 31, 1998).



/s/ GRANT THORNTON LLP

Irvine, California
March 28, 2000